UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2010

CATALENT PHARMA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-147871	13-3523163
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

George Fotiades Separation Agreement

As previously reported, on February 10, 2010, George Fotiades resigned from his position as Chairman and as a member of the Board of Directors of each of Catalent Pharma Solutions, Inc. (the “Company”) and the Company’s indirect parent corporation, PTS Holdings Corp. (“Holdings”).

On February 22, 2010, Holdings and Mr. Fotiades entered into a separation agreement (the “Separation Agreement”) in connection with the termination of his employment with Holdings and all of its parents, subsidiaries and affiliated companies, including the Company (collectively, the “Catalent Group”). Mr. Fotiades’s last day of employment with the Catalent Group will be April 9, 2010 (the “Separation Date”). Set forth below is a summary of the material terms of the Separation Agreement:

•

Subject to the receipt and non-revocation of a release of claims and his adherence to the covenant not to disclose confidential information at any time following the Separation Date and the covenants not to compete and solicit customers and employees, in each case, for a one year period following the Separation Date, which covenants are contained in the employment agreement, dated April 19, 2007, between Mr. Fotiades and Holdings (the “Employment Agreement”), Mr. Fotiades is entitled to receive $400,000 in severance pay (the “Severance Benefit”), payable in equal monthly installments over a one year period following the Separation Date (the “Severance Period”). The Severance Benefit consists of his current annual salary ($200,000), plus his target bonus ($200,000).

•

In addition to the Severance Benefit, Mr. Fotiades will be entitled to continued coverage under Holdings’ group health plans until the earlier of (i) the expiration of the Severance Period and (ii) the date he is or becomes eligible for coverage under group health plans of any other employer.

•

With respect to Mr. Fotiades’s options to purchase shares of common stock of Holdings pursuant to the nonqualified stock option agreement, effective as of May 7, 2007 (the “2007 Option Agreement”), as amended pursuant to the amendment, dated as of October 23, 2009 (the “Amendment”) and the nonqualified stock option agreement, effective as of October 23, 2009 (the “2009 Option Agreement”), each by and between Mr. Fotiades and Holdings, Mr. Fotiades will have (i) until May 7, 2017 to exercise all or any portion of 400 shares subject to the time option under the 2007 Option Agreement, as amended by the Amendment (the “2007 Time Option”) that are vested as of the date of the Separation Agreement and (ii) until October 23, 2019 to exercise all or any portion of 145 shares subject to the time option under the 2009 Option Agreement (the “2009 Time Option”) that will become vested on the Separation Date. The remaining 400 shares subject to the 2007 Time Option that are vested as of the date of the Separation Agreement, the remaining 145 shares subject to the 2009 Time Option that will become vested on the Separation Date, and the remaining 1,160 shares subject to the 2009 Time Option that will be unvested as of the Separation Date will be forfeited as of the Separation Date and Mr. Fotiades will not be able to exercise these options.

•

With respect to the 2,250 shares subject to the exit options under the 2009 Option Agreement that are unvested as of the date of the Separation Agreement, such exit options will remain outstanding for 12 months following the Separation Date. If all or a portion of such exit options vest by the end of such 12 month period, Mr. Fotiades will have 90 days from the date on which the exit options become vested to exercise them. To the extent such options do not become vested or he does not exercise them within the 90 day period from the date on which they become vested, such options will be forfeited and Mr. Fotiades will not be able to exercise them.

The Form of 2007 Option Agreement and the Employment Agreement have been previously filed by the Company with the SEC as Exhibits 10.2 and 10.23, respectively, to Amendment No. 1 to the Company’s Registration Statement on Form S-4/A filed on March 3, 2008. The Form of 2009 Option Agreement and the Form of Amendment to the 2007 Option Agreement

have also been previously filed by the Company with the SEC as Exhibits 10.2 and 10.3, respectively, to the Company’s Quarterly Report on Form 10-Q filed on February 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent Pharma Solutions, Inc.
(Registrant)

By:	/S/ SAMRAT S. KHICHI
Name:	Samrat S. Khichi
Title:	Senior Vice President, General Counsel and Secretary

Dated: February 26, 2010

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